Exhibit 99-B.8.42

Amendment to Participation Agreement

                                                                   Among

                                                        ING Investors Trust
                                                  (formerly The GCG Trust)

                                     ING Life Insurance and Annuity Company

                                                                     and

Directed Services, Inc.

     This Amendment is dated as of the 9th day of October, 2006 by and between ING Investors
Trust (the “Trust”), ING Life Insurance and Annuity Company (the “Company”) a life insurance company organized under the laws of Connecticut, and Directed Services, Inc. (the “Distributor”)
(collectively, the “Parties”).

     WHEREAS, the Parties entered into a Participation Agreement on April 30, 2003 (the
“Agreement”);

     WHEREAS, the Parties desire to further amend said Agreement in the manner hereinafter set forth;

     NOW THEREFORE, the parties hereby amend the Agreement in the following form:

1.	By replacing the existing Schedule B with the Amended Schedule B attached hereto.

2.	All of the other provisions contained in the Agreement shall remain in full force and effect.

     IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their duly authorized signatories as of the date and year first above written.

ING Investors Trust		ING Life Insurance and Annuity
Company
By:	/s/ Robert S. Naka	By:	/s/ Michael C. Eldredge

	Robert S. Naka		Michael C. Eldredge
	Executive Vice President		Vice President
Directed Services, Inc.
By:	/s/ Todd Modic

Todd Modic
Vice President

Amended Schedule B

ING INVESTORS TRUST

Authorized Portfolios:
ING AllianceBernstein Mid Cap Growth Portfolio
ING American Funds Growth Portfolio
ING American Funds Growth-Income Portfolio
ING American Funds International Portfolio
ING Capital Guardian Small/Mid Cap Portfolio
ING Capital Guardian U.S. Equities Portfolio
ING Disciplined Small Cap Value Portfolio
ING Eagle Asset Capital Appreciation Portfolio
ING EquitiesPlus Portfolio
ING Evergreen Health Sciences Portfolio
ING Evergreen Omega Portfolio
ING FMRSM Diversified Mid Cap Portfolio
ING FMRSM Earnings Growth Portfolio
ING FMRSM Mid Cap Growth Portfolio
ING Franklin Income Portfolio
ING Global Real Estate Portfolio
ING Global Resources Portfolio
ING Global Technology Portfolio
ING International Portfolio
ING Janus Contrarian Portfolio
ING JPMorgan Emerging Markets Equity Portfolio
ING JPMorgan Small Cap Equity Portfolio
ING JPMorgan Value Opportunities Portfolio
ING Julius Baer Foreign Portfolio
ING Legg Mason Partners All Cap Portfolio
ING Legg Mason Value Portfolio
ING LifeStyle Aggressive Growth Portfolio
ING LifeStyle Growth Portfolio
ING LifeStyle Moderate Growth Portfolio
ING LifeStyle Moderate Portfolio
ING Limited Maturity Bond Portfolio
ING Liquid Assets Portfolio
ING Lord Abbett Affiliated Portfolio
ING MarketPro Portfolio
ING MarketStyle Growth Portfolio
ING MarketStyle Moderate Portfolio
ING MarketStyle Moderate Growth Portfolio
ING Marsico Growth Portfolio
ING Marsico International Opportunities Portfolio
ING Mercury Large Cap Growth Portfolio
ING Mercury Large Cap Value Portfolio
ING MFS Total Return Portfolio

ING MFS Utilities Portfolio
ING Oppenheimer Main Street Portfolio®
ING PIMCO Core Bond Portfolio
ING PIMCO High Yield Portfolio
ING Pioneer Fund Portfolio
ING Pioneer Mid Cap Value Portfolio
ING Stock Index Portfolio
ING T. Rowe Price Capital Appreciation Portfolio
ING T. Rowe Price Equity Income Portfolio
ING Templeton Global Growth Portfolio
ING UBS U.S. Allocation Portfolio
ING Van Kampen Equity Growth Portfolio
ING Van Kampen Global Franchise Portfolio
ING Van Kampen Growth and Income Portfolio
ING Van Kampen Real Estate Portfolio
ING VP Index Plus International Equity Portfolio
ING Wells Fargo Mid Cap Disciplined Portfolio
ING Wells Fargo Small Cap Disciplined Portfolio